SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 8, 2006

                     INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

             (Exact name of registrant as specified in its charter)



            California               000-1084047              95-4691878
   (State or other jurisdiction      (Commission           (I.R.S. Employer
of incorporation or organization)    File Number)        Identification Number)



                   100 North Tampa Street, Suite 2410, Tampa,
                       Florida 33602 (Address of principal
                          executive offices)(zip code)

      Telephone number of registrant, including area code: (813) 387 - 3310


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Item 4.01.  Changes in Registrant's Certifying Accountant.

      (a) On February 8, 2006, Lougheed, Scalfaro & Company LLC ("LSC") resigned as the independent registered public accounting firm the Company and its subsidiaries.

      LSC had not performed an audit of the Company's financial statements prior to its resignation.

      There have been no disagreements with LSC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of LSC, would have caused it to make reference to the subject matter of the disagreement in a report. None of the events described in Item 304(a)(1)(iv)(B) of Regulation S-B has occurred with respect to LSC.

      The Company provided to LSC the disclosure contained in this Form 8-K and requested LSC to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A letter from LSC is attached as Exhibit
16.1 to this Form 8-K and incorporated herein by reference.

      (b) On February 8, 2006, the Board of Directors approved the Company's engagement of Stark, Winter, Schenkine & Co. LLP ("Stark") as its independent registered public accounting firm for the Company and its subsidiaries. The Company engaged Stark on February 9, 2006.

      Neither the Company nor anyone on its behalf consulted Stark regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1)(iv) of Regulation S-B (there being none).


Item 7.  Financial Statements and Exhibits.

         (c) Exhibits. The following exhibits are filed with this report:

         Exhibit No.              Description of Exhibit
         -----------              ----------------------

         16.1 Letter of Lougheed, Scalfaro & Company LLC, dated February 8, 2006

      SIGNATURES
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      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INNOVATIVE SOFTWARE TECHNOLOGIES, INC.


                                        By: /s/ Peter M. Peterson
                                            ---------------------------------
                                            Peter M. Peterson, Chairman and CEO



Date:   February 13, 2005

         EXHIBIT INDEX

         Exhibit No.              Description of Exhibit
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         16.1 Letter of Lougheed, Scalfaro & Company LLC, dated February 8, 2006